CUSIP No. 67401P 108	13D	Page 15 of 16 Pages

Exhibit 1

AMENDED AND RESTATED JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated as of May 14, 2019.

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Senior Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Senior Vice President

OAKTREE CAPITAL GROUP, LLC

By:	Oaktree Capital Group Holdings GP, LLC
Its:	Manager

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Senior Vice President

OAKTREE CAPITAL I, L.P.

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Senior Vice President

OCM HOLDINGS I, LLC

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Senior Vice President

CUSIP No. 67401P 108	13D	Page 16 of 16 Pages

OAKTREE HOLDINGS, LLC

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Senior Vice President